Exhibit 99.1

Xoom Reports First Quarter 2015 Results

-	First Quarter Revenue of $44.4 Million, increase of 24% from Q1 2014
-	First Quarter Gross Sending Volume of $1.7 Billion, increase of 6% from Q1 2014
-	1,343,885 Active Customers, increase of 19% from Q1 2014

SAN FRANCISCO, Calif., April 28, 2015 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the first quarter of 2015.

•	Revenue for the first quarter was $44.4 million, an increase of 24% from the first quarter of 2014.
•	Gross profit for the first quarter was $32.4 million, an increase of 23% from the first quarter of 2014.
•	GAAP net loss for the first quarter was $1.3 million, or a loss of $0.03 per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share, for the first quarter of 2014.
•	Adjusted EBITDA for the first quarter was $3.7 million, compared to $3.5 million for the first quarter of 2014.
•	Non-GAAP net income per diluted share for the first quarter was $0.05, compared to net income of $0.06 per diluted share for the first quarter of 2014.
•	Cash, cash equivalents, disbursement prefunding and short-term investments were $240.5 million as of March 31, 2015, compared to $250.2 million as of December 31, 2014.
•	Outstanding amount due under the line of credit was $15.0 million as of March 31, 2015, compared to $28.0 million as of December 31, 2014.

“We had a great start to the year, with strength across all key corridors as we exceeded both revenue and EBITDA expectations in the first quarter,” said John Kunze, Xoom’s president and chief executive officer. “Our technology enables us to deliver a high-quality, end-to-end experience with a compelling value proposition for our customer, and this product superiority is setting us apart from the competition. There is significant opportunity for growth in our underpenetrated existing corridors, in recently-entered new markets and in adjacent services such as Bill Pay and Top Up, and we will work tirelessly to ensure that our customers have the very best experience across all markets and products.”

Operating Metrics

•	Gross sending volume for the quarter was $1.7 billion, representing growth of 6% from the first quarter of 2014.
•	Transactions for the quarter were 3,552,277, representing growth of 23% from the first quarter of 2014.
•	Active customers for the quarter were 1,343,885, representing growth of 19% from the first quarter of 2014.
•	Gross additional customers for the quarter were 156,119, an increase of 14% from the first quarter of 2014.

Highlights and Strategic Announcements

During the quarter, Xoom launched the following new initiatives to enhance our customer experience and expand our reach in new and existing markets:

•

Expansion into China where transactions are processed through the UnionPay MoneyExpress service, via MoneySwap, which enables Xoom customers to instantly transfer funds during bank processing hours to some of the most recognizable banking brands in China, including Bank of China, Bank of Communications, China Construction Bank, and Industrial and Commercial Bank of China.

•

Expansion into Pakistan through our partnership with Habib Bank Limited (HBL), one of the largest banks in Pakistan, which enables Xoom customers to instantly deposit funds into HBL accounts and into accounts at most other banks in Pakistan, including MCB Bank Limited, Allied Bank, Bank Alfalah, United Bank Limited and Standard Chartered Bank, 24 hours a day, seven days a week, 365 days a year, including bank holidays.

•	Instant bank deposit service to all peso and U.S. dollar denominated accounts at LANDBANK, the fourth largest bank in the Philippines.
•	Instant bank deposit service to Banco Agricola, the largest bank in El Salvador, as well as a cash pickup service at more than 80 Banco Agricola locations throughout El Salvador.

Business Outlook

For Q2 2015, Xoom is targeting the following:

•	Revenue to be between $46.0 million and $48.0 million.
•	Adjusted EBITDA to be between $4.0 million and $6.0 million.
•	GAAP net income (loss) per diluted share to be in the range of $(0.03) to $0.02.
•	Non-GAAP net income per diluted share to be in the range of $0.05 to $0.10.

For Full Year 2015, Xoom is targeting the following:

•	Revenue to be between $191.0 million and $196.0 million.
•	Adjusted EBITDA to be between $22.0 million and $26.0 million.
•	GAAP net income per diluted share to be in the range of $0.01 to $0.11.
•	Non-GAAP net income per diluted share to be in the range of $0.34 to $0.43.

Conference Call

Xoom plans to host a conference call today to review its first quarter 2015 results and to discuss its financial outlook for the second quarter and full year 2015. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314.   The call is scheduled to begin at 1:30 p.m. PT / 4:30 p.m. ET and can be accessed via the Web at ir.xoom.com.  The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider that enables consumers to send money to and pay bills for family and friends around the world in a secure, fast and cost-effective way, using their mobile phone, tablet or computer. During the 12 months ended March 31, 2015, Xoom’s more than 1.3 million active customers sent approximately $7.0 billion with Xoom. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets and services, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the United States or in countries to which its customers transfer money or pay bills; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or with newly adopted regulations in the United States or in countries to which its customers transfer money or pay bills; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of mobile phones and devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Annual Report on Form 10-K for the year ended December  31,  2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, and expenses related to stock-based compensation. Depreciation and other amortization expense includes impairment related to long-lived assets. Non-GAAP net income and non-GAAP net income per diluted share exclude expenses related to stock-based compensation and amortization of acquired intangible asset. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem, CFA

Director of Investor Relations

IR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$115,684	$67,216
Disbursement prefunding	30,365	71,167
Short-term investments	94,426	111,777
Customer funds receivable	25,779	18,590
Prepaid expenses and other current assets	5,964	5,417
Total current assets	272,218	274,167
Non-current assets:
Property, equipment and software, net	15,525	15,670
Goodwill	9,032	9,032
Intangibles, net	4,920	5,129
Restricted cash	10,973	10,971
Other assets	595	755
Total assets	$313,263	$315,724
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$16,249	$14,533
Customer liabilities	17,085	11,540
Line of credit	15,000	28,000
Total current liabilities	48,334	54,073
Non-current liabilities:
Other non-current liabilities	6,033	5,885
Total liabilities	54,367	59,958
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 38,991,943 and 38,592,808 shares at March 31, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	343,522	339,169
Accumulated other comprehensive loss	(15)	(55)
Accumulated deficit	(84,615)	(83,352)
Total stockholders’ equity	258,896	255,766
Total liabilities and stockholders’ equity	$313,263	$315,724

XOOM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

	(unaudited)
Revenue	$44,418	$35,938
Cost of revenue	12,033	9,578
Gross profit	32,385	26,360
Marketing	9,938	8,782
Technology and development	11,082	7,850
Customer service and operations	4,609	3,974
General and administrative	7,586	5,158
Total operating expense	33,215	25,764
Income (loss) from operations	(830)	596
Other income (expense):
Interest expense	(369)	(328)
Interest income	76	76
Other income (expense)	(112)	20
Income (loss) before income taxes	(1,235)	364
Provision for income taxes	28	12
Net income (loss)	$(1,263)	$352
Net income (loss) per share:
Basic	$(0.03)	$0.01
Diluted	$(0.03)	$0.01
Weighted-average shares used to compute net income (loss) per share:
Basic	38,804	37,799
Diluted	38,804	41,710

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,671,447	$1,576,691
Transactions	3,552,277	2,896,639
Active Customers	1,343,885	1,130,367
Gross Additional Customers	156,119	136,409
Cost Per Acquisition of a Gross Additional Customer	$50	$48
Adjusted EBITDA (in thousands)	$3,738	$3,523

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended
	March 31,
	2015	2014
	(In thousands, except per share data)
	(unaudited)
Non-GAAP net income:
GAAP net income (loss)	$(1,263)	$352
Add back: stock-based compensation	3,235	1,924
Add back: amortization of acquired intangible asset	204	204
Non-GAAP net income	$2,176	$2,480

Non-GAAP net income per diluted share	$0.05	$0.06

Non-GAAP diluted shares	41,259	41,710

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(1,263)	$352
Provision for income taxes	28	12
Interest expense	369	328
Interest income	(76)	(76)
Amortization of acquired intangible asset	204	204
Depreciation and other amortization expense	1,241	779
Stock-based compensation	3,235	1,924
Adjusted EBITDA	$3,738	$3,523

XOOM CORPORATION AND SUBSIDIARIES

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	June 30, 2015		December 31, 2015
	From	To	From	To
	(In thousands, except per share data)
Net income (loss):
GAAP net income (loss)	$(1,114)	$886	$578	4,577
Add back: stock-based compensation	3,117	3,117	13,020	13,020
Add back: amortization of acquired intangible asset	204	204	814	814
Non-GAAP net income	$2,207	$4,207	$14,412	$18,411

GAAP net income (loss) per diluted share	$(0.03)	$0.02	$0.01	$0.11
Non-GAAP net income per diluted share	$0.05	$0.10	$0.34	$0.43

GAAP diluted shares	39,240	42,204	42,450	42,450
Non-GAAP diluted shares	42,204	42,204	42,450	42,450

Adjusted EBITDA:
GAAP net income (loss)	$(1,114)	$886	$578	$4,577
Provision for income taxes	15	15	73	73
Interest expense	351	351	1,421	1,421
Interest income	(102)	(102)	(382)	(382)
Amortization of acquired intangible asset	204	204	814	814
Depreciation and other amortization expense	1,529	1,529	6,477	6,477
Stock-based compensation	3,117	3,117	13,020	13,020
Adjusted EBITDA	$4,000	$6,000	$22,000	$26,000